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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 4 to Registration Statement No. 333-177875 of our report dated February 21, 2012 relating to the consolidated financial statements of Vantiv, Inc. (formerly known as Advent-Kong Blocker Corp.) as of and for the years ended December 31, 2011 and 2010 and for the six-month period ended December 31, 2009, (which report expresses an unqualified opinion and includes an explanatory paragraph related to Vantiv, Inc. changing its method of presenting comprehensive income in 2011 due to the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, which has been applied retrospectively to all periods presented) appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, OH
February 21, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM